Exhibit 10.5

2016 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF NON-QUALIFIED STOCK OPTIONS

This Non-Qualified Stock Option Agreement consists of this Notice of Grant of Non-Qualified Stock Options (the “Grant Notice”) and the Non-Qualified Stock Option Award Agreement immediately following. The Non-Qualified Stock Option Agreement sets forth the specific terms and conditions governing Non-Qualified Stock Option Awards under the Gold Resource Corporation 2016 Equity Incentive Plan (the “Plan”).  All of the terms of the Plan are incorporated herein by reference.

Name of Grantee:
Total No. of shares subject to the Option:
Grant Date:
Expiration Date:
Exercise Price:
Vesting Schedule:	Vesting Date	Percent of Shares Vested

BY EXECUTING THIS NON-QUALIFIED STOCK OPTION AGREEMENT, OPTIONEE ACCEPTS PARTICIPATION IN THE PLAN, ACKNOWLEDGES THAT HE OR SHE HAS READ AND UNDERSTANDS THE PROVISIONS OF THIS GRANT NOTICE AND THE PLAN, AND AGREES THAT THIS GRANT NOTICE, THE AWARD AGREEMENT AND THE PLAN SHALL GOVERN THE TERMS AND CONDITIONS OF THIS AWARD.

IN WITNESS WHEREOF, the Company and the Optionee have duly executed this Non-Qualified Stock Option Agreement, and this Non-Qualified Stock Option Agreement shall be effective as of the Grant Date set forth above.

GOLD RESOURCE CORPORATION	GRANTEE

By:	By:

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

UNDER THE GOLD RESOURCE CORPORATION

2016 EQUITY INCENTIVE PLAN

This Non-Qualified Stock Option Award Agreement (this “Agreement”) is between Gold Resource Corporation, a Colorado corporation (the “Company”) and the individual (the “Optionee”) identified in the Notice of Grant of Non-Qualified Stock Options (the “Grant Notice”), and is effective as of the date of grant referenced in the Grant Notice (the “Grant Date”).  This Agreement supplements the Grant Notice to which it is attached, and, together, with the Grant Notice, constitutes the “Non-Qualified Stock Option Agreement” referenced in the Grant Notice.

RECITALS

A.        The Board of Directors of the Company (the “Board”) has adopted and the shareholders have approved the Gold Resource Corporation 2016 Equity Incentive Plan (the “Plan”) to promote the success an enhance the value of the Company by linking the personal interests of the Plan’s participants to those of the Company’s shareholders by providing such individuals with an incentive for outstanding performance.

B.         The Compensation Committee of the Board and/or the Board has approved the grant of Non-Qualified Stock Options to Optionee pursuant to Section 6.1 of the Plan.

C.        To the extent not specifically defined in this Agreement, all capitalized terms used in this Agreement shall have the meaning set forth in the Plan.

D.        In consideration of the mutual covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee agree as follows:

AGREEMENT

1.         Grant of Option.  Subject to the terms of this Agreement and Section 6.1 of the Plan, the Company grants to Optionee the right and option to purchase from the Company all or any part of the aggregate number of shares of Stock specified in the Grant Notice (“Option”).  The Option granted under this Agreement is not intended to be an “Incentive Stock Option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.         Exercise Price.  The exercise price under this Agreement is the exercise price per share of Stock specified in the Grant Notice, as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the Grant Date.

3.         Vesting of Option.  The Option shall vest and become exercisable according to the vesting schedule set forth in the Grant Notice.

4.         Exercise of Option.  This Option may be exercised in whole or in part at any time after it vests in accordance with Section 3 and before the Option expires by delivery of a written notice of exercise (under Section 5 below) and payment of the exercise price.  The exercise price may be paid in cash, or shares of Stock held for longer than six months (through actual tender or by attestation), or such other method permitted by the Committee (including broker-assisted “cashless exercise” and “net-exercise” arrangements) and communicated to the Optionee before the date the Optionee exercises the Option.

5.         Method of Exercising Option.  Subject to the terms of this Agreement, the Option may be exercised by timely delivery to the Company of written notice in the form of Exhibit A attached hereto, which notice shall be effective on the date received by the Company.  The notice shall state the Optionee’s election to exercise the Option and the number of underlying shares in respect of which an election to exercise has been made.  Such notice shall be signed by the Optionee, or if the Option is exercised by a person or persons other than the Optionee because of the Optionee’s death, such notice must be signed by such other person or persons and shall be accompanied by proof acceptable to the Committee of the legal right of such person or persons to exercise the Option.

6.         Term of Option.  The Option granted under this Agreement expires, unless sooner terminated, ten (10) years from the Grant Date, through and including the normal close of business of the Company on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”).

7.         Termination of Employment (or Service).

(a)        If the Optionee terminates employment (or service) for any reason other than death, Disability, or Cause, the Option shall lapse on the earlier of: (i) the Expiration Date; or (ii) ninety (90) days after the date the Optionee terminates employment (or service). The Option may be exercised following the Optionee’s termination of employment (or service) only if the Option was exercisable by Optionee immediately prior to his or her termination of employment (or service).  In no event shall the Option be exercisable after the Expiration Date.

(b)       If the Optionee terminates employment (or service) by reason of death or Disability, the Option shall lapse on the earlier of: (i) the Expiration Date; or (ii) twelve (12) months after the date the Optionee terminates employment (or service) due to death or Disability. The Option may be exercised following the death or Disability of Optionee only if the Option was exercisable by Optionee immediately prior to his or her death or Disability.  In no event shall the Option be exercisable after the Expiration Date.

(c)        If the Optionee terminates employment (or service) for Cause, the Option shall immediately terminate and lapse, which means that the Option shall not be exercisable by the Optionee regardless of whether it is already vested.

8.         Withholding.  As described in Article 15 of the Plan, the Company shall have the right to deduct or withhold, or to require the Optionee to remit to the Company, an amount necessary to satisfy any federal, state or local taxes (including the Optionee’s FICA obligation) as are required by law to be withheld with respect to the Options granted pursuant this Agreement.

9.         Nontransferability of Options.  The Options granted by this Agreement shall not be transferable by the Optionee or any other person claiming through the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution or as otherwise provided by the Committee pursuant to Section 6.1(f) and Article 13 of the Plan.

10.       No Right to Continued Employment (or Service).  This Agreement shall not be construed to confer upon the Optionee any right to continue employment (or service) with the Company and shall not limit the right of the Company, in its sole and absolute discretion, to terminate Optionee’s employment (or service) at any time.

11.       Administration.  This Agreement shall at all times be subject to the terms and conditions of the Plan and the Plan shall in all respects be administered by the Committee in accordance with the terms of and as provided in the Plan.  The Committee shall have the sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and to this Agreement shall be final and binding upon the Optionee and the Company.  In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.

12.       Adjustments.  The number of shares of Stock issued to Optionee pursuant to this Agreement shall be adjusted by the Committee pursuant to Section 5.4 of the Plan, in its discretion, in the event of a change in the Company’s capital structure.

13.       Securities Laws Compliance.  The Company shall not be required to deliver any shares of Stock pursuant to the exercise of the Option if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable federal or state securities laws or regulations.

14.       No Shareholders Rights.  The Optionee will have no voting rights or any other rights as a shareholder of the Company with respect to the Option until the Company issues the stock certificates representing the shares of Stock underlying the Option.

15.       Copy of Plan.  By the execution of this Agreement, the Optionee acknowledges receipt of a copy of the Plan.

16.       Governing Law.  This Agreement shall be interpreted and administered under the laws of the State of Colorado.

17.       Amendment.  Except as otherwise provided in the Plan, this Agreement may be amended only by a written agreement executed by the Company and the Optionee.  The provisions of this Agreement may not be waived or modified unless such waiver or modification is in writing and signed by a representative of the Committee.

18.       Clawback.  Pursuant to Section 13.7 of the Plan, every Award issued pursuant to the Plan is subject to potential forfeiture or “clawback” to the fullest extent called for by applicable federal or state law or any policy of the Company.  By accepting this Award, Optionee agrees to be bound by, and comply with, the terms of any such forfeiture or “clawback” provision imposed by applicable federal or state law or prescribed by any policy of the Company.

MANY OF THE PROVISION OF THIS AWARD AGREEMENT ARE SUMMARIES OF SIMILAR PERTINENT PROVISIONS OF THE PLAN.  TO THE EXTENT THAT THIS AGREEMENT IS SILENT ON AN ISSUE OR THERE IS A CONFLICT BETWEEN THE PLAN AND THIS AGREEMENT, THE PLAN PROVISIONS SHALL CONTROL.

EXHIBIT A

NOTICE AND AGREEMENT OF EXERCISE OF

NON-QUALIFIED STOCK OPTION AWARD UNDER THE

2016 EQUITY INCENTIVE PLAN

I hereby exercise my Gold Resource Corporation Stock Option granted pursuant to that Non-Qualified Stock Option Award Agreement dated __________ (the “Agreement”) as to _______________ shares of Gold Resource Corporation Common Stock (the “Option Shares”).

Enclosed are the documents and payment specified in Paragraphs 4 and 8 of the Agreement.

I understand that no Option Shares will be issued unless and until, in the opinion of Gold Resource Corporation (the “Corporation”), any applicable registration requirements of the Securities Act of 1933, as amended (the “Act”), and any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.  I hereby acknowledge, represent, warrant and agree, to and with the Corporation as follows:

a.    Unless the shares have been registered, the Option Shares I am purchasing are being acquired for my own account for investment purposes only and with no view to their resale or other distribution of any kind, and no other person (except, if I am married, my spouse) will own any interest therein.

b.    I will not sell or dispose of my Option Shares in violation of the Act or any other applicable federal or state securities laws.

c.    If and so long as I am subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), I recognize that any sale by me or my immediate family of the Corporation’s Common Stock within six months before the date of grant of my stock option may create liability for me under Section 16(b) of the Exchange Act.

d.    I have consulted with counsel regarding the application of Section 16(b) to this exercise of my option.

e.    I will consult with counsel before I make any sale of the Corporation’s Common Stock, including the Option Shares.

f.     I agree that the Company may, without liability for its good faith actions, place legend restrictions upon my Option Shares and issue “stop transfer” instructions requiring compliance with applicable securities laws and the terms of the Agreement.

The Option Shares will be issued in my name individually unless I indicate otherwise to be issued jointly with my spouse.

Dated:

Name:

Signature:

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